Exhibit 23.1

Moqizone Holding Corporation
Hongkong, China

Gentlemen:

             We consent to the use of our report dated April 15, 2010 accompanying the financial statements of Moqizone Holding Limited contained in the Form S-1 under the Securities Exchange Act of 1933.

/s/ Paritz & Co., PA
Paritz & Company, P.A.

Hackensack, New Jersey
May 20, 2010